 Exhibit 99.1

NEWS RELEASE

JOHN DEFORD TO JOIN NUVASIVE BOARD OF DIRECTORS

SAN DIEGO – Feb. 8, 2018 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced the appointment of John A. DeFord, Ph.D. to the Company's Board of Directors, effective upon the filing of the Company’s Form 10-K with the Securities and Exchange Commission.

Dr. DeFord has more than 25 years of experience in the medical device industry, with particular expertise overseeing clinical advancement through innovative R&D and technology-based initiatives. He currently serves as Senior Vice President, Research and Development, Interventional Segment for BD (Becton, Dickinson and Company). He joined BD following its December 2017 acquisition of C.R. Bard, Inc., where he had served as Senior Vice President, Science, Technology and Clinical Affairs since 2007. In that role, Dr. DeFord was responsible for R&D and clinical affairs functions across five global corporate divisions.

“We are pleased to welcome John to the NuVasive Board,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive, Inc. “We expect John’s experience driving innovative products and technology programs at other large medical device companies will help inform our own strategic direction as we quicken the tempo of our product launches and expand our efforts toward software development and a focus on systematizing spine surgery.”

“I am thrilled to have the opportunity to support NuVasive’s leadership in spine,” said Dr. DeFord. “I have long admired NuVasive as an industry innovator and look forward to sharing my clinical and business perspectives as a member of the Board to help the Company deliver even greater value to its surgeon customers, patients and shareholders.”

As a result of Dr. DeFord’s appointment, the NuVasive Board of Directors consists of 10 directors, nine of whom are independent. Dr. DeFord will stand for reelection at the Company’s annual meeting where Mr. Lesley Howe and Dr. Peter Farrell will retire from the NuVasive Board when their current terms expire, pursuant to the Company’s director retirement age policy.

Prior to his 13 year tenure at C.R. Bard, Dr. DeFord held various executive positions including president and chief executive officer with Cook Incorporated, now a multi-billion dollar privately-held medical device manufacturer, and served as managing director at Early Stage Partners LP, a venture capital firm focused on advanced materials, medical/biotechnology and information technology companies.

Published in numerous scientific journals, Dr. DeFord is currently a member of the executive faculty at Purdue University’s Krannert School of Management and Weldon School of Biomedical Engineering. Dr. DeFord earned a B.S. and M.S. in electrical engineering and a Ph.D. in electrical/biomedical engineering from Purdue University. He holds numerous patents and multiple industry honors.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA™ platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Troy Anderson
NuVasive, Inc.

858-349-6983

media@nuvasive.com